UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant”s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

RespireRx Pharmaceuticals Inc. (the “Company”) has prepared a platform summary and an executive summary with respect to each of its two development platforms, Ampakines and Cannabinoids. The Cannabinoid Platform Summary describes the Company”s Dronabinol program. The Ampakine Platform Summary describes the Company”s CX1739, CX717 and CX1942 programs. Each platform summary is a very short overview of the platform, including a brief background section and a brief discussion of recent developments. Each executive summary is a more extensive discussion of the respective platform, its related programs and potential applications, including substantially more detailed scientific information. In addition, the Company has prepared a short Financial Summary that summarizes certain recent market metrics and financial statement information, which financial statement information was drawn from the Company”s annual report on Form 10-K for the year ended December 31, 2016 and its quarterly report on Form 10-Q for the period ended March 31, 2017. Both platform summaries, both executive summaries and the Financial Summary are attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2017	RESPIRERX PHARMACEUTICALS INC.

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis Senior Vice President, CFO, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Ampakine Platform Summary*
99.2	Cannabinoid Platform Summary*
99.3	Ampakine Executive Summary*
99.4	Cannabinoid Executive Summary*
99.5	Financial Summary*

* Furnished herewith.